                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                               65 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                            FRIDAY, JANUARY 12, 2001
                            11:00 A.M., EASTERN TIME
                                       AT
                               ATLANTIS GOLF CLUB
                             301 ORANGE TREE DRIVE
                            ATLANTIS, FLORIDA 33462

To Shareholders of Ellsworth Convertible Growth and Income Fund, Inc.:

     We cordially invite you to attend our 2001 Annual Meeting of Shareholders to:

     1. Elect three directors to three-year terms.

     2. Approve a new Investment Advisory Agreement with Davis-Dinsmore Management Company.

     3. Ratify the board's appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year 2001.

     4. Vote on an amendment to the Company's Charter to give shareholders the right to tender their shares during fiscal year 2001.

     5. Transact any other business that properly comes before the meeting.

     We are holding the Annual Meeting on Friday, January 12, 2001 at 11:00 a.m., Eastern Time, at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462.

     You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed, self-addressed, stamped envelope so that your shares will be represented and voted at the meeting according to your instructions. Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only shareholders of record on November 21, 2000 will be entitled to vote at the meeting or any adjournment of the meeting.

                                              /s/   THOMAS H. DINSMORE
                                              ----------------------------------
                                                      Thomas H. Dinsmore
                                                   Chairman of the Board of
                                                          Directors

November 29, 2000

                             ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                               65 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                JANUARY 12, 2001

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

     We are sending you this Proxy Statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We plan to begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on November 29, 2000 to all shareholders entitled to vote. Shareholders who owned shares of the Company's common stock on November 21, 2000 are entitled to vote. On this record date, there were 9,233,538 shares outstanding. We know of no beneficial owner of more than five percent of those shares. Each share of the Company's common stock that you own entitles you to one vote. (A fractional share has a fractional vote.)

     We are also sending along with this Proxy Statement the Company's 2000 Annual Report, which includes our financial statements.

TIME AND PLACE OF MEETING

     We are holding the Annual Meeting on Friday, January 12, 2001 at 11:00 a.m., Eastern Time, at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462.

VOTING BY PROXY

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - FOR the election of all three nominees for director.

     - FOR approval of a new Investment Advisory Agreement with Davis-Dinsmore Management Company.

     - FOR ratification of the selection of independent accountants for 2001.

     - AGAINST the amendment to the Company's Charter.

     Your proxy will have authority to vote and act on your behalf at any adjournment of the meeting.

     If you give a proxy, you may revoke it at any time before it is exercised. You can do this in one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

VOTING IN PERSON

     If you do attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on November 21, 2000, the record date for voting, and authorizing you to vote.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote a majority of all shares outstanding on the record date are present in person or by proxy.

     Under rules applicable to broker-dealers, if your broker holds your shares in its name, we expect that the broker will be entitled to vote your shares on Proposals 1, 2 and 3 even if it has not received instructions from you. However, your broker will not be entitled to vote on Proposal 4 unless it has received instructions from you. If your broker does not vote your shares on Proposal 4 because it has not received instructions from you, these shares will be considered "broker non-votes."

     Broker non-votes and abstentions will count as present for establishing a quorum.

VOTE NECESSARY TO APPROVE A PROPOSAL

     PROPOSAL 1. Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor.

Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal.

     PROPOSAL 2. The affirmative vote of an "Investment Company Act Majority" is needed to approve the new investment advisory agreement. An "Investment Company Act Majority" is defined as the lesser of (a) the vote of holders of 67% or more of the voting securities of the Company present in person or by proxy, if the holders of more than 50% of the outstanding voting securities of the Company are present in person or by proxy, or (b) the vote of the holders of more than 50% of the outstanding voting securities of the Company. Abstentions will not count as votes cast and will have the effect of votes against this proposal. We expect that brokers will be entitled to vote on this proposal.

     PROPOSAL 3. The affirmative vote of the majority of votes cast is needed to approve the selection of independent accountants. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal.

     PROPOSAL 4. The affirmative vote of two-thirds of all outstanding shares of the Company, whether or not present at the Annual Meeting, is needed to approve the amendment of the Company's Charter. Broker non-votes and abstentions will not count as votes cast and will have the effect of votes against this proposal.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


STRUCTURE OF THE BOARD OF DIRECTORS


     The Company's Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders. Directors in each class serve for a three-year term.


     The Board of Directors currently consists of nine persons. Seven of the directors are "independent," meaning they are not "interested persons" of the Company within the meaning of the Investment Company Act of 1940, as amended (the Investment Company Act). Two of the Company's directors are "interested persons" because of their business and financial relationships with the Company and its investment adviser.


     At the 2001 Annual Meeting, the terms of three directors are expiring. The directors nominated for election at this Annual Meeting would each hold office for a three-year term expiring in 2004. Other directors are not up for election this year and will continue in office for the rest of their terms. Each of the nominees is willing to serve as a director. However, if a nominee becomes unavailable for election, proxies will vote for another nominee proposed by the Board or, as an alternative, the Board may keep the position vacant or reduce the number of directors.


NOMINEES FOR DIRECTORS


     The Board has approved the nomination of the following people to serve as directors until the annual meeting of shareholders to be held in 2004. Each of the nominees is currently a director of the Company and an independent director.


     GORDON F. AHALT, 72, has been President of G.F.A. Inc., a petroleum industry consulting company, since 1982 and a consultant with W. H. Reaves & Co., Inc., an asset management company, since 1987. Mr. Ahalt has spent his career as an analyst of and a consultant to the petroleum industry, and has previously served as a director or executive officer of several energy companies. Mr. Ahalt has been a director of the Company since 1986. He is also a director of Bancroft Convertible Fund, Inc. (a closed-end investment company); The Harbinger Group, an investment firm; Cal Dive International, a diving service, and The Houston Exploration Company, an oil and gas exploration company. Mr. Ahalt received a B.S. in Petroleum Engineering from the University of Pittsburgh.



     ELIZABETH C. BOGAN, Ph.D., 56, has been a Senior Lecturer in Economics at Princeton University since 1992. Before joining the faculty at Princeton she was the Chairman of The Economics and Finance Department at Fairleigh Dickinson University and a member of the Executive Committee for the College of Business Administration. Dr. Bogan has chaired numerous administrative and academic committees. Dr. Bogan has been a director of the Company since 1986 and is also a director of Bancroft Convertible Fund, Inc. Professor Bogan received an A.B. in Economics from Wellesley College, an M.A. in Quantitative Economics from the University of New Hampshire, and a Ph.D. in Economics from Columbia University. Her writings on finance have been published in The Financial Analysts Journal and in other journals.

     NICOLAS W. PLATT, 47, has been Managing Director of the Corporate Financial Practice at the public relations firm of Burson-Marsteller, a division of Young & Rubicam, WPP Group, UK, since 1997. From 1995 to 1997, he was Senior Managing Director at Bozell-Sawyer Miller, a division of True North Communications, a public relations firm; and from 1993 to 1995, he was Executive Vice President of NovAtel Communications Ltd. Before joining NovAtel, Mr. Platt was Managing Director and Corporate Vice President of the American Stock Exchange from 1983-1993. He has been a director of the Company since 1997 and is also a director of Bancroft Convertible Fund, Inc. Mr. Platt received a B.A. from Skidmore College and an M.A. in Economics from Columbia University.



      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.



INFORMATION ABOUT THE COMPANY'S OTHER DIRECTORS


     Information about the Company's other directors is presented below.


  CONTINUING INDEPENDENT DIRECTORS



     WILLIAM A. BENTON, 67, was a partner in BE Partners, a small options market maker, from 1991 until the business was sold on November 1, 2000. From 1991 to November 1999, he was a limited partner of Gavin, Benton, & Co., a New York Stock Exchange specialist firm. Mr. Benton has been a member of the New York Stock Exchange for more than 45 years, and has previously been a director of a discount brokerage firm and a brokerage firm making markets in derivative instruments. Mr. Benton has been a director of the Company since 1986 and is also a director of Bancroft Convertible Fund, Inc. Mr. Benton graduated from Bucknell University with a B.S. in Commerce and Finance. Mr. Benton's term as director expires in 2003.



     DONALD M. HALSTED, JR., 73, has been a self-employed businessman since 1983. Mr. Halsted has had more than thirty years experience in management and marketing for cement companies, including several senior management positions. Mr. Halsted served in the Army Air Force in World War II. Mr. Halsted has been a director of the Company since 1986 and is also a director of Bancroft Convertible Fund, Inc. Mr. Halsted received an A.B. in Economics from Princeton University. Mr. Halsted's term as director expires in 2002.



     GEORGE R. LIEBERMAN, 78, is a retired businessman. Prior to his retirement, Mr. Lieberman spent more than thirty years as the head of an advertising agency. Mr. Lieberman served in the U.S. Navy during World War II as a fighter pilot and received several citations and commendations. Mr. Lieberman has been a director of the Company since 1990 and is also a director of Bancroft Convertible Fund, Inc. Mr. Lieberman received a B.A. from Muhlenberg College. Mr. Lieberman's term as director expires in 2003.



     DUNCAN O. MCKEE, 69, retired in 1988 from the practice of law as a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP. Mr. McKee was Director Emeritus of the Company and Bancroft Convertible Fund, Inc. from 1988 to 1996. During his career at Ballard Spahr, Mr. McKee represented publicly owned companies, including closed-end and open-end investment companies, in mergers, acquisitions and securities offerings. He has been a director of the Company since 1996 and is also a director of Bancroft. Mr. McKee received his undergraduate degree from the College of Wooster and his law degree from Duke University School of Law. Mr. McKee's term as director expires in 2002.


  CONTINUING DIRECTORS WHO ARE INTERESTED PERSONS



     THOMAS H. DINSMORE, 47, has been Chairman and Chief Executive Officer of the Company, Bancroft Convertible Fund, Inc. and Davis-Dinsmore Management Company (investment adviser to the Company and to Bancroft) since August 1996. From 1986 to August 1996, Mr. Dinsmore was President of the Company; from 1985 to 1996, he was President of Bancroft; and from 1988 to 1996, he was President of Davis-Dinsmore. Mr. Dinsmore is a Chartered Financial Analyst. Mr. Dinsmore has been a director of the Company since 1986 and is also a director of Bancroft and Davis-Dinsmore. Mr. Dinsmore received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania, and an M.A. in Economics from Fairleigh Dickinson University. Mr. Dinsmore's term as director expires in 2002.



     Mr. Dinsmore is an interested person (within the meaning of the Investment Company Act) of the Company and Davis-Dinsmore Management Company because he is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.



     JANE D. O'KEEFFE, 45, has been President of the Company, Bancroft Convertible Fund, Inc. and Davis-Dinsmore Management Company since August 1996. In 1996, before becoming President of the Company and Bancroft, she was Executive Vice President of the Company and Bancroft. From 1994 to 1996, Ms. O'Keeffe was Vice President of the Company and Bancroft and Executive Vice President of Davis-Dinsmore. Ms. O'Keeffe has been in the investment business since 1980. Ms. O'Keeffe has been a director of the Company since 1995 and is also a director of Bancroft and Davis-Dinsmore. Ms. O'Keeffe has a B.A. from the University of New Hampshire and attended the Lubin Graduate School of Business at Pace University. Ms. O'Keeffe's term as director expires in 2003.



     Ms. O'Keeffe is an interested person of the Company and Davis-Dinsmore Management Company because she is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.



COMMITTEES OF THE BOARD


     The Board has two committees: an Audit Committee and a Nominating and Administration Committee.


  AUDIT COMMITTEE



     The Audit Committee is comprised entirely of independent directors (Mr. Benton, Dr. Bogan, Mr. Lieberman and Mr. Halsted, with Dr. Bogan serving as Chairperson). In accordance with its charter attached as Appendix A to this proxy statement, the Committee oversees the Company's accounting and financial reporting policies and practices, as well as the quality and objectivity of the Company's financial statements and the independent audit of the financial statements. Among other duties, the Committee recommends independent accountants for the Company, evaluates their independence and meets with them to review the scope and results of the audit.

     Audit Committee Report


     The Audit Committee reviewed and discussed the Company's audited financial statements with its independent accountants, PricewaterhouseCoopers, LLP (PWC). These discussions included the auditor's judgments about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting. PWC, the Audit Committee and management also discussed matters such as the clarity, consistency and completeness of the accounting policies and disclosures.



     The Audit Committee has received a letter from PWC required by Independence Standards Board Standard No. 1 disclosing all relationships between PWC and its related entities and the Company. As the Company's independent accountants, the Audit Committee discussed with PWC their independence. The Audit Committee also reviewed and discussed the Company's audited financial statements with management.


     Based on the review and discussions described above, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report to shareholders for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                              Elizabeth C. Bogan, Ph.D.,
                                              Chairperson
                                              William A. Benton
                                              George R. Lieberman
                                              Donald M. Halsted


  NOMINATING AND ADMINISTRATION COMMITTEE



     The Nominating and Administration Committee is also comprised entirely of independent directors (Mr. Ahalt, Mr. Halsted and Mr. Lieberman, with Mr. Halsted serving as Chairman). In accordance with its charter, the Committee, among other duties, recommends nominees as independent directors for the Company and nominees for Board committees, reviews Board governance issues and Board compensation and monitors the performance of legal counsel. In recommending nominees, the Committee considers the diversity of experience and backgrounds of nominees and directors. The Nominating and Administration Committee will consider a shareholder's suggestion for a nominee for director, but the final decision for all nominees will be made by the Committee. Any shareholder who wishes to propose an individual for consideration to be nominated for the 2002 annual meeting of shareholders may do so by submitting, in writing, the individual's name, together with information regarding the business experience of the individual and any other information that the shareholder considers relevant to the Committee's decision, to the Secretary of the Company no earlier than September 14, 2001 but no later than October 14, 2001.



BOARD AND COMMITTEE MEETING ATTENDANCE


     During the 2000 fiscal year, the Board met eight times, the Audit Committee met three times and the Nominating and Administration Committee met twice. All directors attended at least 75% of all Board and Committee meetings held during the 2000 fiscal year.

DIRECTORS' COMPENSATION


     Mr. Dinsmore and Ms. O'Keeffe are the only officers of the Company or Davis-Dinsmore Management Company who serve on the Board of Directors. Each director who is not an officer of the Company or Davis-Dinsmore currently receives (1) an annual fee of $5,000, (2) $1,000 plus expenses for each Board meeting attended, (3) $1,000 for each shareholders' meeting attended; (4) $1,000 plus expenses for each Committee meeting attended that is not held in conjunction with a Board meeting, and (5) $500 for each Committee meeting attended that is held in conjunction with a Board meeting.

     Davis-Dinsmore Management Company is the Company's investment adviser and is also the investment adviser to Bancroft Convertible Fund, Inc. Because of this connection, Bancroft and the Company make up a "fund complex." The following table shows the compensation that was paid to the directors solely by the Company as well as by the fund complex as a whole during the 2000 fiscal year.


                                                                     TOTAL
                                                   AGGREGATE      COMPENSATION
                                                  COMPENSATION     FROM FUND
                                                  FROM COMPANY      COMPLEX
                                                  ------------    ------------
Thomas H. Dinsmore..............................    $   -0-         $   -0-
Jane D. O'Keeffe................................    $   -0-         $   -0-
Gordon F. Ahalt.................................    $12,125         $25,875
William A. Benton...............................    $13,625         $27,875
Elizabeth C. Bogan, Ph.D........................    $12,625         $26,875
Donald M. Halsted, Jr...........................    $15,625         $31,875
George R. Lieberman.............................    $15,625         $31,875
Duncan O. McKee.................................    $12,125         $24,875
Nicolas W. Platt................................    $12,125         $24,875


                                   PROPOSAL 2

                   APPROVAL OF INVESTMENT ADVISORY AGREEMENT


     The Board is asking you to vote on this new agreement because the Company may amend its advisory agreement only with shareholder approval. A form of the Company's proposed Investment Advisory Agreement is attached as Appendix B to this proxy statement. The proposed advisory agreement amends the current advisory agreement primarily by:


     - clarifying the scope of services the investment adviser provides;

     - omitting expense limitation provisions that are not required by law;

     - recognizing that Davis-Dinsmore Management Company acts as an investment adviser to another registered investment company; and

     - changing the governing law provision from New York to Maryland.


     NO CHANGES TO INVESTMENT ADVISORY FEES ARE BEING PROPOSED, OTHER THAN TO ELIMINATE EXPENSE LIMITATION PROVISIONS.

THE INVESTMENT ADVISER


     Davis-Dinsmore Management Company (Davis-Dinsmore) has been the investment adviser for the Company since its inception in 1986. The current Investment Advisory Agreement has been in effect since October 25, 1996, the date on which the Company's shareholders last voted on and approved such agreement. The Board, including a majority of the independent directors, last approved the current advisory agreement at a meeting held on November 13, 2000.


     Davis-Dinsmore is a privately owned Delaware corporation that acts as an investment adviser to the Company and to Bancroft Convertible Fund, Inc. The address of Davis-Dinsmore is 65 Madison Avenue, Suite 550, Morristown, New Jersey 07960. The principal executive officer of Davis-Dinsmore is Thomas H. Dinsmore and the directors are Thomas H. Dinsmore, Jane D. O'Keeffe, Sally Jean Finnican and Jean H. Dinsmore.



DIRECTORS OR EXECUTIVE OFFICERS OF THE COMPANY HOLDING POSITIONS WITH DAVIS-DINSMORE


     Thomas H. Dinsmore and Jane D. O'Keeffe, both of whom are directors and executive officers of the Company, also are directors and officers of Davis-Dinsmore.


TERMS OF THE CURRENT ADVISORY AGREEMENT



     Under the current advisory agreement, Davis-Dinsmore, subject to the supervision of the Board and in conformance with the stated policies of the Company, provides investment information, advice and recommendations. In this regard, it is Davis-Dinsmore's responsibility to provide the Company with the information, advice and recommendations necessary for the Company to make investment decisions. In making its recommendations to the Company, Davis-Dinsmore may take into account the value of the research provided, execution capability, commission rate, and financial responsibility and responsiveness of the broker-dealer to the Company.


     Davis-Dinsmore is also responsible for furnishing to the Company office space and facilities, paying the salaries of the Company's executive officers, and furnishing bookkeeping and statistical services to the Company.

     The current advisory agreement provides that the Company will pay or cause to be paid all of the costs and expenses associated with the Company's operations and activities, except those expressly assumed by Davis-Dinsmore. Expenses not assumed by Davis-Dinsmore include:

     - expenses in connection with the Company's organization and with the offering of its securities;

     - fees and expenses of unaffiliated directors;

     - legal and accounting fees, fees of its custodian, registrar and transfer agent;

     - fees of the dividend disbursing agent and Automatic Dividend Investment Plan Agent;

     - taxes, interest, brokerage commissions; and

     - direct costs of postage, printing, copying and travel expenses attributable to the conduct of the Company's business.

     The current advisory agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by (i) the Board of Directors or an Investment Company Act Majority, and (ii) the affirmative vote of a majority of independent directors by votes cast in person at a meeting called for such purpose. The current advisory agreement provides that the Company or Davis-Dinsmore may terminate the agreement on 60 days' written notice without penalty. The agreement terminates automatically in the event of its assignment.



     The annual rates at which Davis-Dinsmore receives monthly fees under the current advisory agreement are computed at an annual rate of 0.75% of the first $100,000,000 of the Company's average net assets and 0.50% of the Company's average net assets in excess of $100,000,000. Such fee is reduced to the extent that the Company's ordinary expenses for the year (including Davis-Dinsmore's fee but excluding interest, local, state and federal taxes and extraordinary expenses as determined by the independent directors of the Company) exceed 1.5% of the first $100,000,000, and 1% of the excess over $100,000,000, of the average of the monthly net asset values of the Company for the twelve months of each fiscal year. These expense limitations have never been exceeded. The Company paid Davis-Dinsmore fees totaling $764,000 during the fiscal year ended September 30, 2000.



ADDITIONAL SERVICES PROVIDED BY DAVIS-DINSMORE


     Davis-Dinsmore also provides certain administrative services, including statistical, clerical and bookkeeping services. Davis-Dinsmore receives reimbursement from the Company for the first $25,000 of the costs and expenses of the Treasurer's office each year.


ADVISORY FEES RECEIVED BY DAVIS-DINSMORE FROM A SIMILAR FUND IT MANAGES


     Davis-Dinsmore also receives monthly advisory fees from the following fund which has a similar investment objective as the Company:


                        SIZE OF FUND
                           (AS OF        FEE ARRANGEMENT
NAME OF FUND            10/31/2000)       (ANNUAL RATE)        EXPENSE LIMITATIONS
------------            ------------  ----------------------  ----------------------
Bancroft Convertible
  Fund, Inc.            $111,335,551  0.75% of the first      Advisory fees reduced
                                      $100,000,000 of net     if ordinary expenses
                                      assets and 0.50% of     exceed 1.5% of the
                                      the excess over         first $100,000,000,
                                      $100,000,000            and 1.0% of the excess
                                                              over $100,000,000, of
                                                              the average of monthly
                                                              net assets for the 12
                                                              months of each fiscal
                                                              year



Bancroft is currently the only other fund managed by Davis-Dinsmore. Bancroft paid Davis-Dinsmore fees totaling $804,000 during the Company's fiscal year ended September 30, 2000.

TERMS OF THE PROPOSED ADVISORY AGREEMENT


     The primary differences between the current advisory agreement and the proposed advisory agreement are:

     - To clarify the scope of services that Davis-Dinsmore will provide to the Company;

     - To omit expense limitation provisions not required by law;

     - To formally recognize that Davis-Dinsmore acts as an investment adviser to another registered investment company; and

     - To change the governing law provision from New York to Maryland.

     Each of these changes is discussed more fully below. Except for these changes, the terms of the current advisory agreement and the proposed advisory agreement are substantially similar, except for the effective dates and the renewal dates.

  SERVICES PROVIDED BY DAVIS-DINSMORE

     The current advisory agreement requires Davis-Dinsmore to provide the Company with information, advice and recommendations, but does not clearly authorize Davis-Dinsmore to make investment decisions. The Board proposes to clarify the scope of services provided by Davis-Dinsmore by providing in the proposed advisory agreement that Davis-Dinsmore shall: (a) supervise all aspects of the operations of the Company; (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or any industry or the Company or any issuer of securities held or to be purchased by the Company; (c) determine which issuers and securities shall be represented in the Company's investment portfolio and regularly report thereon to the Board of Directors; (d) place orders for the purchase and sale of securities for the Company; and (e) take, on behalf of the Company, such other action as may be necessary or appropriate in connection with the above.

  EXPENSE LIMITATIONS

     The current advisory agreement limits expenses of the Company by requiring Davis-Dinsmore to reduce its fee to the extent that the Company's ordinary expenses for the year (including Davis-Dinsmore's fee but excluding interest, local, state and federal taxes and extraordinary expenses as determined by the independent directors of the Company) exceed 1.5% of the first $100,000,000, and 1% of the excess over $100,000,000, of the average of the monthly net asset values of the Company for the twelve months of each fiscal year. The Board proposes to eliminate this provision in the proposed advisory agreement. Neither federal nor state law requires that expense limitations be imposed on investment companies. Moreover, the Company has never exceeded the expense limitations. The Board believes that this change will not have a material effect on the Company's expense ratio, and will continue to monitor the Company's expenses.

  RECOGNITION OF DAVIS-DINSMORE'S OTHER AFFILIATIONS

     The current investment advisory agreement is silent regarding the fact that Davis-Dinsmore acts as an investment adviser to another registered investment company and may act in the future as an investment adviser to fiduciary and other managed accounts and investment companies. The Board of Directors believes that it is prudent to recognize that Davis-Dinsmore currently acts in such a capacity and may do so for additional entities in the future. The Board also noted that under certain circumstances investment opportunities would be equitably allocated between the Company and such other accounts and that such allocation could adversely affect the size of the positions obtainable and the prices realized for the Company. Accordingly, a provision has been added to the proposed advisory agreement recognizing Davis-Dinsmore's other advisory obligations.


  GOVERNING LAW


     The current advisory agreement provides that the laws of the State of New York shall, except to the extent that any applicable provisions of some other law shall be controlling, govern the construction, validity and effect of the agreement. The parties originally chose the laws of New York as governing the agreement because the Company and Davis-Dinsmore maintained an office in New York City and the agreement was performed in New York. Since 1996, neither the Company nor Davis-Dinsmore has maintained an office in New York. Instead, they maintain an office in New Jersey and the current advisory agreement is performed in that state.


     Because neither party currently conducts business in New York, and the Company is a Maryland corporation, the Board believes that the laws of the State of Maryland should govern the construction, validity and effect of the advisory agreement, except to the extent that any applicable provisions of some other law are controlling. This change is reflected in the proposed advisory agreement. Because Davis-Dinsmore is a Delaware corporation and the proposed advisory agreement, if approved, will be performed in New Jersey, there can be no assurance that, if litigation were to arise under the proposed advisory agreement, a court would apply the laws of the State of Maryland in interpreting the agreement.


COMPARATIVE EXPENSE INFORMATION



     The amounts that would have been paid had the new investment advisory agreement been in effect during the last fiscal year would not differ from actual amounts paid under the current advisory agreement.



WHAT FACTORS DID THE DIRECTORS CONSIDER IN APPROVING THE ADVISORY AGREEMENT?


     At the request of Davis-Dinsmore, the Board discussed the approval of the proposed advisory agreement at a meeting held in person on November 13, 2000. The independent directors also discussed approval of the proposed advisory agreement with their counsel at that meeting. In evaluating the proposed advisory agreement, the Board requested and received information from Davis-Dinsmore to assist in its deliberations.

     The Board considered the following factors in determining the reasonableness and fairness of the proposed changes to the current advisory agreement.


     - The qualifications of Davis-Dinsmore to provide investment advisory services. The Board reviewed the credentials and experience of the officers and employees of Davis-Dinsmore who provide investment advisory services to the Company, and noted that the persons providing services to the Company would not change if the new advisory agreement is approved by shareholders.


     - The range of investment advisory services provided by Davis-Dinsmore. The Board reviewed the services to be provided by Davis-Dinsmore under the new advisory agreement, and noted that no changes in the level or type of services provided by Davis-Dinsmore would occur if the new advisory agreement is approved by shareholders, other than the execution by Davis-Dinsmore of purchase and sale orders. The Board also noted that the officers of the Company and the officers of Davis-Dinsmore are the same.



     - The qualifications of Davis-Dinsmore to provide a range of management and administrative services. The Board reviewed the general nature of the non-investment advisory services performed by Davis-Dinsmore, such as administrative services, and the fees received by Davis-Dinsmore for performing such services. In addition to reviewing such services, the Board also considered the organizational structure employed by Davis-Dinsmore to provide those services. The Board concluded that the administrative services to be provided by Davis-Dinsmore would not change under the proposed advisory agreement.


     - The performance record of the Company. The Board determined that Davis-Dinsmore has provided high quality services with respect to the Company, after considering performance information that it received during the past year from Davis-Dinsmore regarding the Company. The Board also determined that the Company's performance would not have been affected if the proposed advisory agreement had been in effect during the past fiscal year, since no changes to advisory fees are being proposed, other than to eliminate expense limitation provisions. The Board noted that the expense limitations have never been exceeded, and that it would continue to monitor expense levels, and take whatever action it deemed necessary if expenses rose materially.


     - The profitability of Davis-Dinsmore. The Board reviewed information concerning the profitability of Davis-Dinsmore's investment advisory and administrative activities and its financial condition. The Board noted that no changes to the advisory fees were being proposed, other than to eliminate expense limitation provisions. The Board noted that it would continue to monitor the Company's expenses.



     - The terms of the proposed advisory agreement. The Board reviewed the terms of the proposed advisory agreement, including the changes discussed above. The Board determined that these changes reflect the current environment in which the Company operates, and that Davis-Dinsmore should have the flexibility to take advantage of that environment.



     After considering the above factors, the Board concluded that it is in the best interests of the Company and its shareholders to approve the proposed advisory agreement.


     The Board reached its conclusion after careful discussion and analysis. The Board believes that it has carefully and thoroughly examined the pertinent issues and alternatives. In recommending that you approve the proposed advisory agreement, the independent directors have considered what they believe to be in your best interests. In so doing, they were advised by counsel, retained by the independent directors and paid for by the Company, as to the nature of the matters to be considered and the standards to be used in reaching their decision.

WHEN WILL PROPOSAL 2 BE IMPLEMENTED?



     If approved, the proposed advisory agreement will become effective immediately and will expire, unless renewed, on December 31, 2002. If shareholders do not approve the proposed advisory agreement, the current advisory agreement will continue in effect.



WHAT IS THE BOARD'S RECOMMENDATION ON PROPOSAL 2?



        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.


                                   PROPOSAL 3

                      SELECTION OF INDEPENDENT ACCOUNTANTS


     The Board of Directors seeks your ratification of the Board's appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year. We do not expect that a representative from PricewaterhouseCoopers will be present at the Annual Meeting. However, should a PricewaterhouseCoopers representative choose to attend, he or she will have an opportunity to make a statement and to respond to appropriate questions.



        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.


                                   PROPOSAL 4


                         AMENDMENT TO COMPANY'S CHARTER



BACKGROUND


     The Company's common stock trades on the American Stock Exchange. For the 12 weeks that ended on November 10, 2000, the average market price for each share was approximately 15.97% less than its net asset value. In this circumstance, Article IX of the Company's Charter requires the Board to adopt a proposal, to the extent consistent with the Investment Company Act, to submit a Charter amendment to shareholders that would permit shareholders to sell their shares back to the Company at their net asset value on March 30, June 29, and September 28, 2001.

     At the Annual Meeting, you will be asked to approve or disapprove the following resolution:

        RESOLVED, that the Company's Charter be and it is hereby amended by adding a new Article XII to read in full as follows:

                                  ARTICLE XII

        Each holder of shares of common stock of the Corporation shall have the right to tender all of such shares to the Corporation for purchase on March 30, 2001, June 29, 2001 and September 28, 2001 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date; provided, however, that no such right shall exist unless
        (i) the Corporation receives an opinion of counsel selected by the Corporation that such right is lawful under the Investment Company Act of 1940, as amended, or

        (ii) the Corporation receives a "no-action" letter or interpretive or exemptive relief from the Securities and Exchange Commission permitting such right; and provided further, however, that the Corporation may suspend such right (a) for any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.


THE BOARD OF DIRECTORS, INCLUDING ALL THE DIRECTORS WHO ARE NOT AFFILIATED WITH DAVIS-DINSMORE MANAGEMENT COMPANY, RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.



FACTORS CONSIDERED BY THE BOARD OF DIRECTORS


     In opposing the adoption of the proposed amendment to the Company's Charter, the Board of Directors considered the following factors:


  PAST PERFORMANCE OF THE COMPANY


     The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible bonds and preferred stocks. The Company's investment objective is to seek a high level of total return on its assets through a combination of current income and capital appreciation. The Board believes that the Company has succeeded in meeting its objective. The following table illustrates the growth in the net asset value and market price of the Company's common stock:

-------------------------------------------------------------------------------------------------------
                                         PERCENTAGE INCREASE IN NET ASSET
                                         VALUE WITH DIVIDENDS AND CAPITAL      TOTAL INVESTMENT RETURN
               PERIOD                   GAINS REINVESTED AT NET ASSET VALUE    BASED ON MARKET PRICE*
-------------------------------------------------------------------------------------------------------
  Year ended September 30, 2000                        21.85%                           25.72%
-------------------------------------------------------------------------------------------------------
  Five years ended September 30, 2000                 110.24%                          124.01%
-------------------------------------------------------------------------------------------------------
  Ten years ended September 30, 2000                  318.20%                          362.26%
-------------------------------------------------------------------------------------------------------
  June 1986 (beginning of operations)
  through September 30, 2000                          374.83%                          348.84%
-------------------------------------------------------------------------------------------------------

* Assumes reinvestment of dividends and capital gains at prices obtained by the Company's dividend reinvestment plan.

     The Board also looked at the following measurements of the Company's performance:


     - During the 2000 fiscal year, the Company paid distributions of $1.58 per share from investment income and capital gains. This represented approximately 13.7% of the shares' average weekly net asset value and approximately 17.5% of their average weekly closing market price.

     - In addition, on October 16, 2000, the Company declared a distribution payable on November 29, 2000 of $1.445 per share from investment income and capital gains. On the date it was declared, this distribution represented approximately 15.2% of the closing market price of the Company's shares.


     How the Company has performed in the past is not a guarantee of how it will perform in the future. However, the Board believes that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing a high level of total return on its assets through a combination of current income and capital appreciation.


  MARKET DISCOUNTS MAY PROVIDE INVESTMENT OPPORTUNITIES



     Over the past several years, numerous closed-end funds whose shares are traded on exchanges have seen their shares trade at a discount to net asset value. In many instances these discounts have increased in recent years. A number of factors can influence the size of the discount, including demand for a fund's shares, the extent to which analysts report on a fund, and a fund's performance.



     When an investor buys shares of a closed-end fund at a price that is lower than the fund's net asset value, the investor gets an ownership interest in an investment portfolio valued at more per share than the investor paid for the shares. For example, if a fund has a net asset value per share of $10.00, but a market value per share of $9.00, an investor will earn a return on securities with a value ($10.00) that is higher than his or her investment ($9.00). This will result in a higher return on the investor's money than would have been the case if the investor paid net asset value. For this reason, the Board believes that market discounts may present investment opportunities for investors. To the extent investors act upon this investment opportunity, they may increase the demand for and liquidity of a closed-end fund's shares.



     In making its recommendation that shareholders vote against the Charter amendment, the Board recognized that so long as the market discount remains stable (or is reduced), investors who sell their shares are not in a worse position than when they purchased their shares as a result of the discount. For example, if on a given date the Company has a net asset value per share of $10.00 and a market value per share of $8.50, investors who purchased shares on that date bought them at a 15% discount from net asset value. Assume the net asset value per share later increased to $11.00. If the market value per share concurrently increased to $9.35, the discount would have remained at 15%. In examining the return to investors, based upon net asset value, the shares increased in value from $10.00 to $11.00, or 10%. Based upon market value, the shares increased in value from $8.50 to $9.35, or 10%. In this example, investors who sold their shares on the later date were not in a worse position when they sold their shares because of the discount.



     The Board also recognized that if the market price did not increase to the same extent that the net asset value increased (thereby resulting in an increase in the market discount), investors who sell their shares would receive a return on their investment, based upon market value, that is lower than the return on investment based upon net asset value. In addition, if the market price declines to a price that is lower than the market price when the investor purchased their shares, investors who sell their shares would recognize a loss on their investment. For example, assume the net asset value per share of the Company's stock increased from $10.00 to $11.00, while the market value per share increased from $8.50 to $9.00. This would result in a market value that is at an 18.2% discount from the $11.00 per share net asset value. This increase in market value from $8.50 to $9.00, or 5.9%, would be lower than the 10% increase in net asset value. Investors who sold their shares would still recognize a gain on their investment, but not to the extent that the net asset value increased. If the discount increased to more than 22.7%, so that the market price was less than $8.50, investors who purchased their shares at $8.50 and sold at a lower price would recognize a loss upon the sale.

     The Board of Directors has concluded that the future of the Company should not be tied to whether its shares have traded at a market discount. Instead, the Company's future should be based on its success in meeting its investment objective. In making its recommendation, the Board recognized that it had reached the same conclusion in prior years.


  TENDERS WOULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS AND PERFORMANCE



     The Board believes that to require the Company to repurchase its shares would not be in the best interests of the Company and its shareholders as a whole because of the effect that repurchases would have on --


     - The Company's expense ratio. Fewer shareholders would have to bear the Company's fixed expenses.

     - The Company's investment performance and its ability to achieve its investment objective. The Company might have to sell some of its more liquid and more desirable portfolio securities to raise the cash it would need to repurchase its shares. This could leave the Company with less desirable holdings.

     - The Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended. In order to maintain its status as a regulated investment company under the Code, the Company must satisfy certain quarterly diversification and annual distribution requirements. The sale of securities to pay the purchase price for the tendered shares might cause the Company's portfolio to lack sufficient diversification for purposes of the Code requirement. In addition, payment of the purchase price for the tendered shares might eliminate cash and other liquid investments that would otherwise be available to pay dividends in satisfaction of the distribution requirement of the Code.

     - The Company's continued existence. The Board might have to recommend the liquidation, merger or other reorganization of the Company if the Company were to become too small to be operated efficiently.


  VALUE OF THE COMPANY'S PORTFOLIO


     The Company would have to sell securities from its portfolio to pay for shares that it would be required to repurchase. In doing so, the Company would have to pay transaction costs. In addition, the Company would have less bargaining power if it had to sell its portfolio securities and might have to sell them at lower prices than it otherwise would. These transaction costs and lower prices might reduce the net asset value of the Company's shares and, therefore, the amounts payable to shareholders who sell their shares back to the Company at their net asset value.

  CONTINUED LISTING ON THE AMERICAN STOCK EXCHANGE



     The Company's shares are listed on the American Stock Exchange. The shares could be delisted if the aggregate market value of the outstanding shares is less than $1 million, or less than 200,000 shares are publicly traded, or there are less than 300 round-lot holders of the shares. Share repurchases will not reduce the Company's authorized capital.



  COMPLIANCE WITH THE INVESTMENT COMPANY ACT MAY DELAY OR PREVENT IMPLEMENTATION



     The Company's Charter requires that, if the conditions of Article IX of the Charter are met, the Board will adopt a proposal, to the extent consistent with the Investment Company Act, to amend the Charter to give the shareholders the right to tender their shares to the Company. The proposed Charter amendment provides that shareholders will not have the right to tender their shares unless the Company has received an opinion of counsel selected by the Company that the right to tender is lawful under the Investment Company Act or unless the Company receives a no-action letter or interpretive or exemptive relief from the Securities and Exchange Commission (Commission) permitting such right to tender.



     The staff of the Division of Investment Management at the Commission has advised the Company that, if the Charter amendment is approved, the Company will need to comply with the provisions of Rule 23c-3 under the Investment Company Act to avoid the possible characterization of the Company's shares as redeemable securities. Rule 23c-3 permits a closed-end fund such as the Company to conduct periodic repurchases of its shares, subject to compliance with the conditions of the Rule, without being deemed to be an issuer of redeemable securities. One of the conditions of the Rule is that the share repurchases be conducted pursuant to a fundamental policy, changeable only by an Investment Company Act Majority vote of shareholders. Compliance with this condition would require shareholder approval of the fundamental policy. If a closed-end company engages in share repurchases under the Rule but does so other than pursuant to a fundamental policy, share repurchases may not be made any earlier than two years after a prior share repurchase.



     The Company cannot predict at this time whether, if shareholders approve the Charter amendment, it will be able or willing to comply with the provisions of Rule 23c-3. As a result, even if shareholders approve the Charter amendment, shareholders will not have the right to tender their shares to the Company until the Company takes further action to comply with the Investment Company Act either by obtaining an opinion of counsel selected by the Company that it is lawful to engage in periodic repurchases under the terms of the Charter or by obtaining a no-action letter or exemptive or interpretive relief from the Commission so that it can conduct share repurchases in accordance with the provisions of its Charter. There can be no assurance that the Company would be able to obtain any such opinion of counsel, or obtain any such no-action letter or interpretive or exemptive relief from the Commission.



POTENTIAL ADVANTAGES TO SHAREHOLDERS



     In making its recommendation, the Board recognized that the Company's market discount has been substantially greater than 5% during the past several years. For example, the market price per share was 15.6% less than the Company's net asset value per share at September 30, 1997, was 10.6% less than the net asset value per share at September 30, 1998, was 16.5% less than net asset value per share at September 30, 1999 and was 16.5% less than net asset value per share at September 30, 2000. The Board also recognized that the average trading volume for the Company's shares is less than the average trading volume for companies generally on the American Stock Exchange. The Board considered two potential advantages for shareholders in adopting the proposed Charter amendment:



     - If shareholders wanted to sell shares, they would be able to do so at their net asset value instead of at their market price, which averaged 13.81% less than their net asset value for the last fiscal year, and has averaged 14.44% less than net asset value over the past five fiscal years. By doing this, shareholders would maximize the return on their investment in the near term.


     - The market price for the shares may increase, thereby reducing the market discount.

However, the effect of the Company's transaction costs and reduced bargaining power if it had to sell its portfolio securities might decrease the net asset value of the Company's shares and, therefore, the amounts paid to shareholders who sell their shares back to the Company.


POTENTIAL CONFLICTS DISCLOSED


     Two of the directors who considered this proposal (Mr. Dinsmore and Ms. O'Keeffe) are interested directors because they are directors, officers and shareholders of Davis-Dinsmore Management Company, the Company's investment adviser. If the Company repurchased its shares, the Company would become smaller and this would result in a reduction of the fees that the Company pays to Davis-Dinsmore. The interested directors acknowledged the effect that the Charter amendment would have on Davis-Dinsmore, but indicated that, in considering their recommendation, they focused on the long-term interests of the Company and its shareholders as a whole and believed that the Charter amendment was not in the best interests of the Company and its shareholders as a whole.


FEDERAL INCOME TAX TREATMENT



     Generally, shareholders who tender all their shares would recognize a capital gain (or loss) for federal income tax purposes to the extent the amount they receive is greater (or less) than the amount they paid for their shares. This capital gain (or loss) will be taxed as long-term capital gain (or loss) if shares tendered have been owned for more than one year. A shareholder that is not a corporation is subject to federal income tax on long-term capital gain at a maximum rate of 20%. However, amounts received by tendering shareholders could be taxed at ordinary income tax rates in circumstances where, after application of the constructive ownership rules of the Code, the purchase of their shares by the Company did not constitute a complete termination of their interest, a substantially disproportionate redemption or a distribution that was not essentially equivalent to a dividend.



     Noncorporate shareholders who tender their shares may be subject to backup withholding at a 31% rate on the cash received in exchange. Backup withholding generally will not apply, however, to a shareholder who furnishes a correct taxpayer identification number and certifies under penalties of perjury that such number is correct.

HOW SHARES WOULD BE TENDERED


     If the proposed Charter amendment is adopted and shareholders have the right to tender their shares, the Company will be able to suspend your rights to tender your shares during periods --

     - In which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on it is restricted.

     - In which, because of an emergency, it is not reasonably practicable for the Company to sell its portfolio securities or to fairly determine the net asset value of its shares.

     - In which the Securities and Exchange Commission permits the Company to suspend rights to tender for the protection of its shareholders.


In addition, if the proposed Charter amendment is adopted and shareholders have the right to tender their shares, the Company intends to follow a policy (which it may change) of suspending your rights to tender your shares if, in the Board's judgment --


     - Legal action is begun or threatened that challenges the tender of the Company's shares or otherwise materially adversely affects the Company.

     - Federal, state or foreign authorities declare a banking moratorium on banks in the United States, New York or in foreign countries in which the Company invests, or any of those banks suspends payment.

     - Federal, state or foreign authorities limit the extension of credit by lending institutions or the exchange of foreign currency and those limitations affect the Company or the issuers of the Company's portfolio securities.

     - War, armed hostilities or other calamity occurs that directly or indirectly involves the United States or other countries in which the Company invests.


     If the proposed Charter amendment is adopted and shareholders have the right to tender their shares, the Company will make a tender offer to shareholders in accordance with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act by publication or mailing, or both. We will establish procedures to make the current net asset value of the Company's shares publicly available throughout the period of the tender offer. If you wish to accept the tender offer, you may be required to tender all your shares (or all shares attributed to you for federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the offer unless it suspends the tender offer as described above.


     If you tender your shares, you will be required to pay a fee directly to the Company's transfer agent to help to defray processing costs. We anticipate that the fee will be $25 but it could be higher or lower.

     The Company will charge against capital, costs incurred by it in connection with the tender offer. Shares that have been tendered and purchased by the Company will become authorized but unissued shares.

                             ADDITIONAL INFORMATION


INVESTMENT ADVISER


     Davis-Dinsmore Management Company, 65 Madison Avenue, Morristown, New Jersey 07960, is the Company's investment adviser.


EXECUTIVE OFFICERS


     The Company's executive officers are elected by the Board of Directors and receive no compensation from the Company. Information about these officers is presented below.


     THOMAS H. DINSMORE is Chairman and Chief Executive Officer of the Company. Mr. Dinsmore is also a director of the Company and information about him is presented earlier in this proxy statement under "Proposal 1, Election of Directors -- Information about the Company's Other Directors -- Continuing Directors Who Are Interested Persons."



     JANE D. O'KEEFFE is President of the Company. Ms. O'Keeffe is also a director of the Company. Information about Ms. O'Keeffe is presented earlier in this proxy statement under "Proposal 1, Election of Directors -- Information about the Company's Other Directors -- Continuing Directors Who Are Interested Persons."



     SIGMUND LEVINE, 76, has been Senior Vice President and Secretary of the Company since 1996 and 1986, respectively. From 1993 to 1996, he was Executive Vice President of the Company. Mr. Levine has been Senior Vice President and Secretary of Bancroft Convertible Fund, Inc. since 1996 and 1982, respectively, and was Executive Vice President of Bancroft from 1993 to 1996. Mr. Levine has been Senior Vice President and Secretary of Davis-Dinsmore Management Company since 1997 and 1982, respectively, and was Treasurer of Davis-Dinsmore from 1982 to 1997.



     H. TUCKER LAKE, 53, has been Vice President, Trading of the Company since joining the Company in 1994. He has been Vice President, Trading of Bancroft Convertible Fund, Inc. during the same period. He has been Vice President of Davis-Dinsmore Management Company since 1997.



     GARY I. LEVINE, 43, has been Treasurer and Assistant Secretary of the Company since 1993 and 1986, respectively. He has been Treasurer and Assistant Secretary of Bancroft Convertible Fund, Inc. during the same periods. Mr. Levine has been Treasurer and Assistant Secretary of Davis-Dinsmore since 1997 and 1994, respectively, and was Assistant Treasurer of Davis-Dinsmore Management Company from 1994 to 1997.



     GERMAINE ORTIZ, 41, has been Vice President of the Company since 1999. She has also been Vice President of Davis-Dinmore Management Company since 1999. She was Assistant Vice President of the Company, Bancroft and Davis-Dinsmore Management Company from 1996 to 1999. From 1993 to 1996, Ms. Ortiz was an Assistant Analyst with Davis-Dinsmore Management Company.

  CERTAIN RELATIONSHIPS


     Thomas H. Dinsmore and Jane D. O'Keeffe are brother and sister. H. Tucker Lake is their cousin. Sigmund Levine is the father of Gary I. Levine.


SECURITY OWNERSHIP OF MANAGEMENT


     The Company's directors and officers own the shares of the Company's common stock shown on the following table:


                                                        SHARES OWNED
                                                        BENEFICIALLY
                                                        NOVEMBER 21,
                                                           2000*
                                                        ------------
Gordon F. Ahalt.......................................      2,000(1)
William A. Benton.....................................      4,441
Elizabeth C. Bogan, Ph.D. ............................      8,881
Thomas H. Dinsmore....................................     20,493(2)
Donald M. Halsted, Jr. ...............................      2,298
George R. Lieberman...................................      3,188(3)
Duncan O. McKee.......................................      3,270
Jane D. O'Keeffe......................................      5,788
Nicolas W. Platt......................................        100
Sigmund Levine........................................      5,226
H. Tucker Lake........................................     11,336(4)
Gary I. Levine........................................        420(5)
Germaine Ortiz........................................        918(6)


---------------

 * Represents for each director and officer less than 1% of the outstanding shares of the Company. As of November 21, 2000, directors and officers of the Company beneficially owned in the aggregate 68,359 shares of the Company representing approximately 0.7% of the outstanding shares. Except as otherwise indicated, each director and officer possessed sole investment and voting power with respect to shares beneficially owned.



(1) Does not include 1,000 shares owned by his wife, as to which shares Mr. Ahalt disclaims beneficial ownership.



(2) Includes 2,486 shares as to which Mr. Dinsmore possessed shared investment and voting power; but does not include 1,949 shares owned by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.


(3) Includes 603 shares as to which Mr. Lieberman possessed shared investment and voting power.

(4) Includes 9,406 shares as to which Mr. Lake possessed shared investment and voting power.


(5) Includes 201 shares as to which Mr. Levine possessed shared investment and voting power; but does not include 1,067 shares owned by his wife, as to which shares Mr. Levine disclaims beneficial ownership.

(6) Includes 345 shares as to which Ms. Ortiz possessed shared investment and voting power.


PROXY SOLICITATION


     The Company expects to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile, the Internet or personal interview. The Company will pay the cost of soliciting proxies and may reimburse firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Company's shares.


SHAREHOLDER PROPOSALS



     If you want us to consider including a shareholder proposal in the Company's proxy statement for the 2002 annual meeting of shareholders, we must receive it from you no later than August 1, 2001. If you want to bring before the 2002 annual meeting of shareholders any other business, you must notify us no earlier than September 14, 2001 and no later than October 14, 2001.



                                              By order of the Board of
                                              Directors,



                                              /s/   THOMAS H. DINSMORE

                                              ----------------------------------

                                                    Thomas H. Dinsmore


                                              Chairman of the Board of Directors



November 29, 2000

                                                                      APPENDIX A

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                            AUDIT COMMITTEE CHARTER

     1. The membership of the Audit Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member that has past employment experience in finance or accounting, or any other experience or background that results in the individual's financial sophistication. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the AMEX listing standards.

     2. The purposes of the Audit Committee are:

        (a) to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers;

        (b) to oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; and

        (c) to act as a liaison between the Fund's independent auditors and the full Board of Directors.

     The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the auditor's responsibility to plan and carry out a proper audit. The independent auditors are ultimately accountable to the Board and the Committee.

     3. To carry out its purposes, the Audit Committee shall have the following duties and powers:

        (a) to recommend the selection, retention or termination of auditors and, in connection therewith, to evaluate the independence of the auditors, including whether the auditors provide any consulting services to the manager, and to receive from the auditors a formal written statement delineating all relationships between the auditor and the Fund;

        (b) to meet with the Fund's independent auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Fund's financial policies, procedures and internal accounting controls and management's responses thereto; and (iv) to review the form of opinion the auditors propose to render to the Board and shareholders;

        (c) to consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors;

        (d) to review the fees charged by the auditors for audit and non-audit services;

        (e) to investigate improprieties or suspected improprieties in fund operations; and

        (f) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

     4. The Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require.

     5. The Committee shall regularly meet with the Treasurer of the Fund.

     6. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.

     7. The Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

                                                                      APPENDIX B

                         INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is entered into this                day of January, 2001 by
and between ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC., a Maryland corporation (the "Company"), and DAVIS-DINSMORE MANAGEMENT COMPANY, a Delaware corporation (the "Adviser").

                                   BACKGROUND


     The Company is registered as a diversified, closed end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Company desires to engage the Adviser to provide investment advisory services to the Company, and the Adviser desires to provide such services to the Company, all on the terms and conditions set forth below.


     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT


     SECTION 1. Appointment of Investment Adviser. The Company hereby appoints the Adviser to provide investment advisory services to the Company, and the Adviser hereby accepts such appointment, subject to the terms and conditions set forth in this Agreement.



     SECTION 2. Advisory Services. Subject at all times to the supervision of the Board of Directors of the Company, the Adviser shall supervise all aspects of the Company's operations, including the investment and reinvestment of cash, securities or other properties comprising the Company's assets.



     In carrying out its obligations in the preceding paragraph of this Section 2, the Adviser shall (a) supervise all aspects of the operations of the Company;
(b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or any industry or the Company or any issuer of securities held or to be purchased by the Company; (c) determine which issuers and securities shall be represented in the Company's investment portfolio and regularly report thereon to the Board of Directors; (d) place orders for the purchase and sale of securities for the Company; and (e) take, on behalf of the Company, such other action as may be necessary or appropriate in connection with the foregoing.


     In placing orders for the purchase and sale of securities for the Company, the Adviser shall be guided by the Company's investment objectives, policies and limitations as delineated by statements contained in the various documents filed by the Company with the Securities and Exchange Commission as such documents may from time to time be amended. The Company will make available to the Adviser such financial reports, proxy statements, legal and other information relating to its investments as may be in the possession of the Company or available to it.

     The Adviser is hereby obligated, in placing orders for the purchase and sale of securities for the Company, to obtain the most favorable price and execution available under the circumstances and to keep true, accurate and current books and records containing sufficient detail to demonstrate compliance with this obligation. In determining the most favorable price and execution in each transaction the determinative factor is not necessarily the lowest possible commission cost. The Adviser may consider the full range and quality of the services of broker-dealers in placing brokerage including, but not by way of limitation, the value of research provided as well as execution capability, commission rate, financial responsibility and responsiveness of the broker-dealer to the Adviser. Accordingly, to the extent provided by law, in executing portfolio transactions, the Adviser may pay a broker-dealer which provides brokerage or research services a commission in excess of that which another broker-dealer would have charged for the same transaction.


     SECTION 3. Independent Contractor. The Adviser shall, for all purposes of this Agreement, be deemed to be an independent contractor and shall have no authority to act for or represent the Company unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Adviser, whether on behalf of the Adviser or whether purported to have been entered into by the Adviser on behalf of the Company, shall be binding upon the Company, and all acts authorized to be done by the Adviser under this Agreement shall be done by the Adviser as an independent contractor and not as agent.



     SECTION 4. Expenses. The Adviser shall provide the Company with office space and facilities, pay the salaries of its executive officers and furnish clerical, bookkeeping and statistical services to the Company, and pay all expenses incurred by the Adviser in the performance of this Agreement.


     The Company will pay all expenses incurred by it and not assumed by the Adviser including, but not by way of limitation, expenses in connection with its organization and with the offering of its securities; fees and expenses of its unaffiliated directors; legal and accounting fees, fees of its custodian, registrar, transfer agent; dividend disbursing agent and Dividend Reinvestment Plan Agent; taxes, interest, brokerage commissions; and direct costs of postage, printing, copying and travel expenses attributable to the conduct of the business of the Company. In addition, the Company will pay the costs and expenses of its Treasurer's office, up to a maximum of $25,000 per year, incurred in connection with its performance of certain services for the Company, including the valuation of securities owned by the Company, the preparation of financial statements and schedules of the Company's investments for inclusion in certain periodic reports to the Company's Board of Directors and to the Securities and Exchange Commission, the maintenance of files relating to the foregoing, and rent, personnel costs and other overhead expenses allocable to the aforementioned services. Subject to approval of the Company's directors who are not "interested persons" of either the Adviser or the Company, as defined by the 1940 Act, the Company may also pay the costs of any additional services performed in the future by the Treasurer's office in lieu of similar services previously performed by third party contractors at the Company's expense.


     SECTION 5. Compensation. As compensation for the services performed by the Adviser, the Company will pay the Adviser on the last day of each month a fee for such month computed at an annual rate of .75% of the first $100,000,000 of the Company's average net assets and .50% of the Company's average net assets in excess of $100,000,000.

     For the purpose of calculation of the fee, the net asset value for a month will be the average of the Company's net asset values at the close of business on the last business day on which the New York Stock Exchange is open in each week in the month.


     If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Adviser's compensation for such fraction of the monthly period shall be determined by applying the foregoing percentage to the net asset value of the Company during such fraction of a monthly period (which net asset value shall be determined in such reasonable manner as the Board of the Company shall deem appropriate) and in the proportion that such fraction of a monthly period bears to the entire month.


     Compensation under this Agreement will begin to accrue on its effective date.


     SECTION 6. Approval of Agreement; Termination. This Agreement will be submitted to the Company's stockholders for approval. If approved by the vote of a "majority of the outstanding voting securities" of the Company as such term is defined in the 1940 Act, this Agreement will be in effect from the date of approval. Unless terminated by either party, this Agreement will remain in effect until December 31, 2002, and for successive one-year periods thereafter, provided that such continuation is approved annually (i) by the Board of Directors of the Company or by the holders of a majority of the outstanding voting securities of the Company and (ii) by a majority of the directors who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of any such party.


     This Agreement is terminable without penalty by either party on 60 days' written notice and will terminate automatically in the event of its assignment.

     Except as specified above, this Agreement may not be amended, transferred, assigned, sold or in any other manner hypothecated or pledged; provided, however, that this limitation shall not prevent any minor amendments to this Agreement which may be required by Federal or state regulatory bodies.


     SECTION 7. Liability. The Adviser shall give the Company the benefit of its best judgment and efforts in rendering the services set forth herein. The Company agrees as an inducement to the undertaking of these services by the Adviser that the Adviser shall not be liable for any error of judgment or for any loss suffered by the Company in connection with any matters to which this Agreement relates, except that nothing herein contained shall be construed to protect the Adviser against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance by the Adviser of its duties or the reckless disregard of the Adviser's obligations or duties under this Agreement.



     SECTION 8. Multiple Capacities. Except to the extent necessary for performance of the Adviser's obligations hereunder, nothing shall restrict the Adviser's right or the right of any of the Adviser's directors, officers or employees who may be directors, officers or employees of the Company to engage in any other business or to devote time and attention to the management or other aspects of any other business whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association.


     The Company understands that the Adviser now acts and will continue to act as an investment adviser to another registered investment company and may act in the future as an investment adviser to fiduciary and other managed accounts and investment companies. The

Company has no objection to the Adviser so acting, provided that whenever the Company and one or more other investment companies or accounts advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Company recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Company.

     It is understood and agreed that the directors, officers, agents, employees and stockholders of the Company may be interested in the Adviser as directors, officers, stockholders, employees, agents or otherwise, and that the directors, officers, agents, employees and stockholders of the Adviser may be interested in the Company as a stockholder or otherwise.

     SECTION 9. Concerning Applicable Provisions of Law, Etc. This Agreement shall be subject to all applicable provisions of law, including, but not limited to, the applicable provisions of the 1940 Act; and, to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

     The laws of the State of Maryland shall, except to the extent that any applicable provisions of some other law shall be controlling, govern the construction, validity and effect of this Agreement.

     The headings preceding the text of the several sections herein are inserted solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              ELLSWORTH CONVERTIBLE
                                              GROWTH AND INCOME FUND, INC.


                                              By

                                                --------------------------------
                                                           (Chairman)

                                              DAVIS-DINSMORE MANAGEMENT
                                              COMPANY


                                              By

                                                --------------------------------

                                                          (President)

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                   Annual Meeting To Be Held January 12, 2001










                                 DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

1. Election as directors of all nominees listed below for the terms specified in the proxy statement.

     FOR  all nominees listed below  /x/

     WITHHOLD AUTHORITY to vote for all nominees listed below. /x/

     *EXCEPTIONS  /x/

     Board of Directors nominees: Gordon F. Ahalt, Elizabeth C. Bogan, Ph.D. and Nicolas W. Platt.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

  *Exceptions
              ------------------------------------------------------------------

The Board of Directors recommends voting"FOR" Proposal 2,"FOR" Proposal 3 and"AGAINST" Proposal 4.

2. Proposal to approve a new Investment Advisory Agreement with Davis-Dinsmore Management Company.

                      FOR  /x/    AGAINST /x/   ABSTAIN  /x/


3.   Proposal to ratify the selection of accountants.

                      FOR  /x/    AGAINST /x/   ABSTAIN  /x/


4.   Proposal to amend Company's Charter.

                      FOR  /x/    AGAINST /x/   ABSTAIN  /x/

                                        If shares are held jointly each
                                        shareholder named should sign. Legal
                                        representatives of shareholders should
                                        add their titles when signing.


                                        Dated:                        ,
                                              ------------------------  --------

                                              ----------------------------------
                                                         Signature

                                              ----------------------------------
                                                 Signature, if held jointly



SIGN, DATE AND RETURN THE PROXY           VOTES MUST BE INDICATED
CARD PROMPTLY USING THE ENCLOSED          (X) IN BLACK OR BLUE INK.   /X/
ENVELOPE.

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                   ANNUAL MEETING TO BE HELD JANUARY 12, 2001

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Thomas H. Dinsmore, Jane D. O'Keeffe and Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") at the Atlantis Golf Club, 301 Orange Tree Drive, Atlantis, Florida 33462 on January 12, 2001, at 11:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith.

    UNLESS OTHERWISE MARKED ON THE REVERSE HEREOF, THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR DIRECTORS LISTED ON THE REVERSE HEREOF, FOR THE PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT WITH DAVIS-DINSMORE MANAGEMENT COMPANY, FOR THE PROPOSAL TO RATIFY THE BOARD'S SELECTION OF ACCOUNTANTS, AND AGAINST THE PROPOSAL TO AMEND THE COMPANY'S CHARTER.

          (Continued, and to be signed and dated, on the reverse side.)


                                         ELLSWORTH CONVERTIBLE GROWTH AND INCOME
                                         FUND, INC. P.O. BOX
                                         11118 NEW YORK, N.Y. 10203-0118